SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 6, 2015

Date of Report (Date of earliest event reported)

FBR & CO.

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1300 North Seventeenth Street

Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2015, the Board of Directors of FBR & Co. (the “Company”) acting in accordance with the Company’s Amended and Restated Bylaws elected Mark R. Patterson to the Board effective October 6, 2015. Mr. Patterson’s election fills a vacancy on the Board of the Company. In connection with Mr. Patterson’s election to and service on the Board, he is being granted a total of 5007 shares of Restricted Stock of the Company under the Company’s 2006 Long-Term Incentive Plan. Mr. Patterson’s committee assignments have not been determined at the time of this filing.

The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2015, the Board of the Company approved an amendment to the Bylaws of the Company setting the number of current directors at seven. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of FBR & Co.

99.1	FBR & Co. press release dated October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & Co.

Date: October 6, 2015	By:	/s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer